Exhibit 99.1

Gentex Announces Management Appointments and Changes
ZEELAND, MI--(Marketwired – June 22, 2015) - Gentex Corporation (NASDAQ: GNTX), the Zeeland, Michigan based manufacturer of automotive automatic-dimming rearview mirrors, automotive electronics, dimmable aircraft windows, and fire protection products, today announced that the Company's Senior Vice President and Corporate Secretary, Mark Newton is leaving the Company for personal reasons and resigning his seat on the Company’s Board of Directors effective immediately. “Mark has been on the leadership team for the Company in recent years, and a part of the Company’s growth and success during that time. We appreciate his valuable contributions and wish him success in the future," said Gentex Chairman and Chief Executive Officer Fred Bauer. Also effective immediately, the Company's Vice President of Finance and Chief Financial Officer, Steve Downing has been promoted to Senior Vice President and will retain the role of Chief Financial Officer.
“We are excited about the opportunity that Steve’s promotion represents for the future of the Company. I am confident in the depth and strength of the engineering and management team at Gentex and confident that we are well positioned to execute and develop the Company’s product and growth strategy in the years ahead,” continued Bauer.
“Part of our transition plan is the promotion of Neil Boehm to Vice President of Engineering. Neil has been with the Company since March of 2001, in increasing roles and most recently as Senior Director of Engineering. Neil is a widely respected leader in the organization, and has been heavily involved in the development of all of the Company’s products. He was also critical in the execution of the Company’s acquisition and integration of HomeLink in 2013,” concluded Bauer. Mr. Boehm came to Gentex from

Exhibit 99.1

Johnson Controls, Inc. where he served in his last position as engineering manager. During his time there he developed vast experience with international customers including an ex-patriot assignment in Japan. Mr. Boehm has an electrical engineering degree and wide range of experience in electrical engineering, program management and product strategy that has not only helped the Company create and launch new products but has prepared him for his new leadership position.
The Company is also pleased to announce that Scott Ryan has been promoted to Assistant General Counsel and Corporate Secretary. Mr. Ryan has extensive knowledge and experience with the Company in intellectual property and general legal matters since 2006. Mr. Ryan has supported the Company in varying positions with increasing responsibility during his engagement as outside counsel and his employment. During this time, Mr. Ryan has been responsible for redefining the Company’s intellectual property portfolio strategy, supporting the Company during the HomeLink acquisition and supporting all legal and compliance matters for the Company.
Safe Harbor for Forward-Looking Statements
This news release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The statements contained in this communication that are not purely historical are forward-looking statements. Forward-looking statements give the Company’s current expectations or forecasts of future events. These forward-looking statements generally can be identified by the use of words such as “anticipate”, “believe”, “could”, “estimate”, “expect”, “forecast”, “goal”, “hope”, “may”, “plan”, “project”, “will”, and variations of such words and similar expressions. Such statements are subject to risks and uncertainties that are often difficult to predict and beyond the Company’s control, and could cause the Company’s results to differ materially from those described. These risks and uncertainties include, without limitation, changes in general industry or regional market conditions; changes in consumer and customer preferences for our products; our ability to be awarded new business;

Exhibit 99.1

continued uncertainty in pricing negotiations with customers; loss of business from increased competition; customer bankruptcies or divestiture of customer brands; fluctuation in vehicle production schedules; changes in product mix; raw material shortages; higher raw material, fuel, energy and other costs; unfavorable fluctuations in currencies or interest rates in the regions in which we operate; costs or difficulties related to the integration of any new or acquired technologies and businesses; changes in regulatory conditions; warranty and recall claims and other litigation and customer reactions thereto; possible adverse results of pending or future litigation or infringement claims; negative impact of any governmental investigations and associated litigations including securities litigations relating to the conduct of our business. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law or the rules of the NASDAQ Global Select Market. Accordingly, any forward-looking statement should be read in conjunction with the additional information about risks and uncertainties identified under the heading “Risk Factors” in the Company’s latest Form 10-K and Form 10-Q filed with the SEC.
About The Company
Founded in 1974, Gentex Corporation (The NASDAQ Global Select Market: GNTX) is a supplier of automatic-dimming rearview mirrors and electronics to the automotive industry, dimmable aircraft windows for aviation markets, and fire protection products to the fire protection market. Visit the Company’s web site at www.gentex.com